UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

____________________

CuRRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

____________________

GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-35008	20-4568600
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

Bedminster One

135 Route 202/206

Bedminster, New Jersey 07921

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (908) 731-0700

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GCAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

GAIN Capital Holdings, Inc., a Delaware corporation (the “Company,” “GAIN” or “we”) is filing this Item 2.02 of this Current Report on Form 8-K to disclose certain financial and operating metrics for the three months ended March 31, 2020.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Credit EBITDA is a non-GAAP financial measure representing our earnings before interest, taxes, depreciation and amortization, purchased intangible amortization, convertible note interest, contingent provision, non-controlling interest, debt extinguishment, restructuring expenses, transaction expenses, goodwill impairment and share-based compensation expenses. This non-GAAP financial measure has certain limitations, including lacking standardized meaning, which may make our definition different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be difficult to compare our financial performance to that of other companies. We believe reporting our credit EBITDA provides investors an alternative measure in evaluating our operating performance. Because credit EBITDA is not a measure of financial performance calculated in accordance with GAAP, it should be considered in addition to, not a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Reconciliation of GAAP Net (Loss) Income to Credit EBITDA
(unaudited)

Three Months Ended March 31,
$m (except percentages)	2020
Net revenue	$185.7
Net income	77.3
Net income margin %	42%

Net income	77.3
Depreciation and amortization	4.3
Purchased intangible amortization	1.8
Interest expense on long term borrowings	3.4
Income tax expense	25.1
Restructuring expenses	1.4
Transaction costs	1.0
Adjusted EBITDA	$114.4
Share-based compensation	2.0
Credit EBITDA	$116.4

Adjusted Net Operating Revenue is a non-GAAP financial measure representing our net revenue after deducting referral fees, bank fees and futures trading expenses. This non-GAAP financial measure has certain limitations, including lacking standardized meaning, which may make our definition different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting adjusted net operating revenue provides investors an alternative measure in evaluating our operating performance. Because adjusted net operating revenue is not a measure of financial performance calculated in accordance with GAAP, it should be considered in addition to, not a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net revenue.

Reconciliation of GAAP Net Revenue to Adjusted Net Operating Revenue
(unaudited)

	Three Months Ended March 31,
$m	2020	2019
Net revenue	$185.7	$38.4
Referral fees	(12.5)	(7.1)
Bank fees	(3.2)	(2.5)
Futures trading expenses	(2.2)	(2.2)
Adjusted net operating revenue	$167.8	$26.6

Adjusted Net Operating Revenue by Segment
(unaudited)

Twelve Months Ended March 31,
2020
Segment
Retail	96%
Futures	4%

Reconciliation of GAAP Cash and Cash Equivalents to Free Cash
(unaudited)

Free cash is a metric that management uses to quantify immediately available liquidity. A non-GAAP financial measure, free cash is available liquidity after adjustments for amounts required by brokers, regulatory liquidity and capital requirements, encumbered cash balances, operational cash buffers, expected dividends and convertible interest payments. Because free cash is not a GAAP measure, such as cash and cash equivalents, it should be considered in addition to, not as a substitute for, measures reported in accordance with GAAP.

Three Months Ended March 31,
2020
Cash and cash equivalents	293.3
Title transfer funds not at brokers (1)	41.9
Cash at broker (2)	46.6
Net cash	$381.8

Broker margin requirements (3)	(62.0)
Liquidity requirements (4)	(42.6)
Encumbered cash (5)	(11.7)
Regulatory restrictions (6)	(85.1)
Operational cash buffers (7)	(27.7)
Total deductions	$(227.9)

Expected quarterly dividend	(2.4)
Expected interest payable on converts	(2.3)

Free cash	$148.0

(1)	Title transfer funds are funds received from professional and eligible counterparties (as defined in the FCA Handbook) under a Title Transfer Collateral Arrangement (TTCA) by which a client agrees full ownership of money to the Company for the purpose of securing or otherwise covering present or future, actual, contingent or prospective obligations

(2)	Balance at brokers after including unrealized losses on open positions and amount of credit extended by brokers

(3)	Collateral required by brokers for holding positions

(4)	Liquidity requirements are amounts held to meet local market regulatory guidance

(5)	Encumbered cash is related to certain vendor and security deposits as well as contractual collateral arrangements

(6)	Regulatory restrictions are amounts unavailable to be distributed related to local market regulatory capital requirements

(7)	Operational cash buffers are amounts that management has identified as required in case of certain events

Item 7.01	Regulation FD Disclosure.

The disclosures in Item 2.02 of this Current Report on Form 8-K are incorporated by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On May 1, 2020, the Company filed a definitive proxy statement (the “Proxy”) with the Securities and Exchange Commission relating to the contemplated merger between GAIN and INTL FCStone Inc. (“INTL”) pursuant to the definitive merger agreement dated as of February 26, 2020 (the “merger agreement”) by and between GAIN, INTL and INTL’s wholly owned subsidiary, Golf Merger Sub I Inc.

The Company is filing this Item 8.01 to disclose certain preliminary, unaudited financial and operating results for the period ended April 30, 2020 contained within the section entitled “Subsequent Developments” in the Proxy.

Subsequent Developments

The preliminary unaudited financial information below reflects our preliminary estimates of our financial and operating results for the period commencing on January 1, 2020 and ending on April 30, 2020, based on currently available information. We have not yet finalized our results for this period and our actual results remain subject to the completion of our fiscal quarter-end closing processes, which includes review by GAIN management and the GAIN board of directors. While carrying out such procedures, we may identify items that require us to make adjustments to the preliminary estimates of our results set forth below. As a result, our actual results could be materially different from those set forth below.

The preliminary estimates of our results included below have been prepared by, and are the responsibility of, GAIN management. Our independent auditors have not audited, reviewed or compiled such preliminary estimates of our results. The information presented herein should not be considered a substitute for the information to be filed with the SEC in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, respectively, once they become available. We have no intention or obligation to update the preliminary estimates of our results set forth below that relate to the fiscal quarter ended March 31, 2020 or June 30, 2020 prior to filing our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, respectively.

Description of Subsequent Developments

An outbreak of a novel strain of coronavirus, COVID-19, was recognized as a pandemic by the World Health Organization on March 11, 2020. This coronavirus outbreak has severely restricted the level of economic activity around the world. In response to this coronavirus outbreak, the governments of many countries, states, cities and other geographic regions have taken preventative or protective actions, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forego their time outside of their homes. Temporary closures of businesses have been ordered and numerous other businesses have temporarily closed voluntarily. As a result of the foregoing developments, the financial markets experienced extraordinarily high levels of volatility following the signing of the merger agreement.

The volatility during the period commencing on February 27, 2020 (the first trading day following the signing of the merger agreement) and ending on March 31, 2020, the last day of the first quarter of 2020 (which period we refer to as the “post-signing Q1 period”), increased very significantly as compared to both the period commencing on January 1, 2020 and ending on the date the merger agreement was signed, February 26, 2020 (which period we refer to as the “pre-signing Q1 period”) and the first quarter of 2019. This is evidenced by a significant increase in the closing prices of VIX volatility index, which increased to an average of 56.2 in the post-signing Q1 period, with a peak of 82.7, compared to averages of 15.4 (with a peak of 27.9) and 16.5 (with a peak of 25.5) in the pre-signing Q1 period and first quarter of 2019, respectively. These extraordinary levels of volatility in the post-signing Q1 period led to a significant increase in retail customer trading volume during the post-signing Q1 period. Specifically, average daily trading volume (“ADV”) during the post-signing Q1 period was $17.8 billion, a 123% increase from $8.0 billion, the ADV during the pre-signing Q1 period, and a 131% increase from $7.7 billion, the ADV during the first quarter of 2019. Similarly, the heightened volatility resulted in a significant increase in retail revenue per million (“RPM”) during the post-signing Q1 period, which increased to an RPM of approximately $281 during the post-signing Q1 period, an increase of 71% and 462% from an RPM of $164 and $50 in the pre-signing Q1 period and the first quarter of 2019, respectively. As a result of the foregoing, as set forth in the table below, GAIN’s results of operations increased sharply during the post-signing Q1 period, with approximately 67%, 85% and 83% of the aggregate revenue, net income and adjusted net income, respectively, for the first quarter of 2020 generated during the post-signing Q1 period.

The volatility experienced during the post-signing Q1 period continued during the period commencing on April 1, 2020 and ending on April 30, 2020 (which period we refer to as the “post-signing Q2 period”). This is evidenced by continuing high closing prices of VIX volatility index, which averaged 41.5 in the post-signing Q2 period (with a peak of 57.1). These continuingly high levels of volatility in the post-signing Q2 period resulted in ADV of $8.6 billion and RPM of $195. In light of the foregoing, GAIN’s results of operations for the post-signing Q2 period were as set forth in the table below.

$m	Q1’19	Q4’19	Q1'20 Pre Signing Period(1)	Q1'20 Post Signing Period(2)	Q1'20 Full Quarter	Q2 ’20 Post Signing Period(5)

Retail	$24.3	$40.2	$52.8	$120.3	$173.1	$36.7
Futures	$8.0	$7.2	$5.4	$3.9	$9.4	$2.8
Other	$6.2	$5.9	$2.6	$0.7	$3.2	$1.5
Net Revenue	$38.4	$53.3	$60.8	$124.9	$185.7	$41.0

Operating expenses	$(61.9)	$(53.5)	$(36.9)	$(34.4)	$(71.3)	$(22.7)
Adjusted EBITDA(3)	$(23.5)	$(0.2)	$23.9	$90.5	$114.4	$18.3
Adjusted Net (loss)/income(4)	$(28.4)	$(7.8)	$13.2	$65.4	$78.6	$12.7
Net (loss)/income	$(28.4)	$(31.2)	$11.8	$65.5	$77.3	$11.9

(1)	Period commencing on January 1, 2020 and ending February 26, 2020.

(2)	Period commencing on February 27, 2020 and ending March 31, 2020.

(3)	See “—Non-GAAP Financial Information” below for a definition of Adjusted EBITDA and a reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA.

(4)	See “—Non-GAAP Financial Information” below for a definition of Adjusted Net Income and a reconciliation of GAAP Net (Loss) Income to Adjusted Net Income.

(5)	Period commencing on April 1, 2020 and ending April 30, 2020. Operating expenses for this period have been estimated based on GAIN’s budget for April and management expectation of certain variable costs including bad debt provision, employee bonus provision, Retail referral fees and transaction costs. A tax rate of 19.1% has been assumed for this period.

Reasons for Recommendation Following Subsequent Developments

As of the date of the Proxy, the GAIN board continues to recommend that the merger agreement be adopted by the stockholders of GAIN, by a vote of seven to one. However, the subsequent developments described above that have occurred following the signing of the merger agreement, resulted in the GAIN board continuing to review its recommendation, including both the positive and negative factors which the GAIN board considered in arriving at its initial positive recommendation. Furthermore, the GAIN board has, with the assistance of its financial and legal advisors, reviewed, and continues to review, its rights under the merger agreement, including without limitation the GAIN board’s right, subject to compliance with certain restrictions in the merger agreement, to make an adverse recommendation change in connection with a “company intervening event” (as described in the section of the Proxy entitled “The Merger Agreement—Changes in Board Recommendation”). The GAIN board will continue to review its rights under the merger agreement, including its rights relating to the determination of the existence of a “company intervening event” and changing its recommendation to the GAIN stockholders up to the time of the special meeting.

The GAIN board considered a number of factors in determining to continue to recommend that the stockholders adopt the merger agreement including all the factors set forth in the section entitled “GAIN’s Reasons for the Merger” beginning on page 38 of the Proxy, together with the following factors principally related to subsequent developments following the signing of the merger agreement (not in any relative order of importance) that the GAIN board believes support its decision:

•	the fact that the merger consideration of $6.00 per share is all-cash, and therefore unaffected by the considerable uncertainty in financial markets related to the spread of COVID-19,

•	the fact that if the GAIN board were to make an adverse recommendation change involving or relating to a company intervening event, INTL would be entitled to terminate the merger agreement and, in connection with such termination, GAIN would be required pay INTL a termination fee in the amount of $9 million,

•	the fact that the significant improvement in GAIN’s financial performance in the first fiscal quarter of 2020 (as compared to the same fiscal quarter in 2019) was primarily due to the extraordinary developments resulting from the COVID-19 global pandemic, including significant increases in ADV and RPM, and there can be no assurance that such improvements in financial performance would continue or be maintained,

•	the challenges presented by the prevailing industry, economic and market conditions and trends in the markets in which GAIN competes were likely to remain present following the anticipated resolution of the COVID-19 global pandemic,

•	the fact that GAIN’s exploration of strategic alternatives involved a lengthy and thorough auction process involving 108 potential bidders, in addition to INTL, which included both strategic and financial potential acquirers, eight of which, in addition to INTL, entered into mutual confidentiality agreements with GAIN and received information related to GAIN, but none of which resulted in a credible, financed alternative transaction other than the merger, and as a result, if the merger agreement were to be terminated, there was a considerable risk that no credible, financeable alternative transaction would be available, and

•	the fact that stockholders of GAIN who comply with the requirements of the Delaware General Corporation Law will have appraisal rights in respect of their shares and will be able to seek such appraisal if they believe that $6.00 per share in cash does not represent a fair value for their shares.

The GAIN board also considered, in addition to the potentially countervailing factors set forth in the section entitled “GAIN’s Reasons for the Merger” beginning on page 38 of the Proxy, the following countervailing factors principally related to subsequent developments following the signing of the merger agreement (not in any relative order of importance), including the following:

•	the fact that the ADV for the post-signing Q1 period was $17.8 billion, compared to $8.0 billion and $7.7 billion for the pre-signing Q1 period and the first quarter of 2019, respectively, increases of 123% and 131%, respectively,

•	the fact that average daily retail segment revenue for the post-signing Q1 period was $5.0 million, an increase of 280% and 1,200% over average daily retail segment revenue for the pre-signing Q1 period and the first quarter of 2019, respectively, principally due to sharp increases in ADV and RPM, which resulted from unusually high volatility, especially in late February and March 2020,

•	the fact that retail segment revenue for the 24 trading days constituting the post-signing Q1 period was $120.3 million, compared to $52.8 million for the 40 trading days constituting the pre-signing Q1 period and $24.3 million for all of the first quarter of 2019,

•	the fact that net income and adjusted net income for the 24 trading days constituting the post-signing Q1 period was $65.5 million and $65.4 million, respectively, compared to $11.8 million and $13.2 million for the 40 trading days constituting the pre-signing Q1 period, respectively, and net loss and adjusted net loss of $28.4 million and $28.4 million, respectively for all of the first quarter of 2019,

•	the fact that GAIN’s financial performance in the post-signing Q2 period continued to be strong,

•	the fact that the tangible book value and adjusted tangible book value(1) of GAIN as of April 30, 2020 was $291.5 million and $302.6 million, which is an increase of 34% and 35%, respectively, relative to the tangible book value and to the adjusted tangible book value of GAIN on February 26, 2020 (the last day prior to the public announcement of the merger) of $217.5 million and $224.9 million, respectively, which increases on a per share basis would equal $1.88 and $1.97, and, an increase of 38% and 44%, respectively, relative to the tangible book value and adjusted tangible book value as of December 31, 2019 of $210.5 million and $210.5 million, respectively, which increases on a per share basis would be equal to $2.06 and $2.34, and

•	any increase in the tangible book value or cash position of GAIN resulting from the developments described above cannot be distributed to GAIN’s stockholders as a result of the restrictions on dividends in the merger agreement.

(1) See “—Non-GAAP Financial Information” below for a definition of adjusted tangible book value and a reconciliation of GAAP tangible book value to adjusted tangible book value.

View of Dissenting Director

Mr. Goor continues to be opposed to the merger, as, in his view, the basis for his previous dissent – that the merger consideration did not reflect the long term value of the company – has become significantly more pronounced, and, on April 30, 2020 the valuation of GAIN implied by the merger consideration of $6.00 per share was approximately 22% below GAIN’s adjusted tangible book value.

Non-GAAP Financial Information

The preliminary unaudited financial information below reflects our preliminary estimates of our financial and operating results for the period commencing on January 1, 2020 and ending on April 30, 2020, based on currently available information. We have not yet finalized our results for this period and our actual results remain subject to the completion of our fiscal quarter-end closing processes, which includes review by GAIN management and the GAIN board of directors. While carrying out such procedures, we may identify items that require us to make adjustments to the preliminary estimates of our results set forth below. As a result, our actual results could be materially different from those set forth below.

Adjusted net (loss)/income is a non-GAAP financial measure representing our net (loss)/income excluding certain one-time costs and benefits. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning. For that reason, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts, which may make difficult comparing our financial performance to that of other companies. We believe reporting this measure assists investors in evaluating our operating performance. Because it is not a measure of financial performance or income tax expense calculated in accordance with GAAP, such measure should be considered in addition to, not as a substitute for, other measures reported in accordance with GAAP.

Reconciliation of GAAP Net (Loss)/Income to Adjusted Net (Loss)/Income

(unaudited)

$m	Q1’19	Q4’19	Q1’20 Pre Signing Period(1)	Q1’20 Post Signing Period(2)	Q1’20 Full Quarter	Q2’20 Post Signing Period(3)
Net (loss)/income	$(28.4)	$(31.2)	$11.8	$65.5	$77.3	$11.9
Income tax (benefit)/expense	(6.1)	(7.9)	3.8	21.2	25.1	2.8
Pre-tax (loss)/income	$(34.4)	$(39.1)	$15.6	$86.8	$102.4	$14.7
Adjustments:
Restructuring expenses(1)	0.0	1.3	1.4	0.0	1.4	0.0
Transaction costs(2)	0.0	0.0	0.7	0.4	1.0	1.0
Goodwill impairment	0.0	28.1	0.0	0.0	0.0	0.0

Adjusted pre-tax (loss)/income	$(34.4)	$(9.7)	$17.7	$87.2	$104.9	$15.7
Adjusted income tax benefit/(expense)	6.1	1.9	(4.4)	(21.8)	(26.3)	(3.0)
Adjusted net (loss)/income	$(28.4)	$(7.8)	$13.2	$65.4	$78.6	$12.7

(1)	Represents expenses for reducing headcount following strategic decisions undertaken in 2019 and 2020

(2)	Represents transaction-related expenses, which included legal, accounting and investment banking fees

(3)	Operating expenses for this period have been estimated based on GAIN’s budget for April and management expectation of certain variable costs including bad debt provision, employee bonus provision, Retail referral fees and transaction costs. A tax rate of 19.1% has been assumed for this period.

Adjusted EBITDA is a non-GAAP financial measure representing our (loss)/earnings before interest, taxes, depreciation and amortization, purchased intangible amortization, convertible note interest, contingent provision, non-controlling interest, debt extinguishment, restructuring expenses, transaction expenses and goodwill impairment. This non-GAAP financial measure has certain limitations, including lacking standardized meaning, which may make our definition different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting adjusted EBITDA assists investors in evaluating our operating performance. Because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, it should be considered in addition to, not a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net (loss)/income.

Reconciliation of GAAP Net (Loss)/Income to Adjusted EBITDA
(unaudited)

$m (except percentages)	Q1’19	Q4’19	Q1’20 Pre Signing Period	Q1’20 Post Signing Period	Q1’20 Full Quarter	Q2’20 Post Signing Period(1)
Net revenue	$38.4	$53.3	$60.8	$124.9	$185.7	$41.0
Net (loss)/income	(28.4)	(31.2)	11.8	65.5	77.3	11.9
Net (loss)/income margin %	(74%)	(59%)	19%	52%	42%	29%

Net (loss)/income	$(28.4)	$(31.2)	$11.8	$65.5	$77.3	$11.9
Depreciation and amortization	4.3	4.3	2.9	1.4	4.3	1.3
Purchased intangible amortization	3.3	1.8	1.2	0.6	1.8	0.6
Interest on long term borrowings	3.3	3.4	2.2	1.2	3.4	0.8
Income tax (benefit)/expense	(6.1)	(7.9)	3.8	21.2	25.1	2.8
Restructuring expenses	0.0	1.3	1.4	0.0	1.4	0.0
Transaction costs	0.0	0.0	0.7	0.4	1.0	1.0
Goodwill impairment	0.0	28.1	0.0	0.0	0.0	0.0

Adjusted EBITDA	$(23.5)	$(0.2)	$23.9	$90.5	$114.4	$18.3

(1)	Operating expenses for this period have been estimated based on GAIN’s budget for April and management expectation of certain variable costs including bad debt provision, employee bonus provision, Retail referral fees and transaction costs. A tax rate of 19.1% has been assumed for this period.

Adjusted tangible book value is a non-GAAP financial measure and has been calculated by starting with tangible book value and ignoring the changes to currency translation adjustment since December 31, 2019 for the calculations of adjusted tangible book value on March 31, 2020 and April 30, 2020. Management believes that this measure provides shareholders and investors with a more useful means of comparing the effect of GAIN’s operating results on tangible book value as of different dates without the effect of fluctuations in exchange rates, which are not within GAIN’s control. The “Q2’20 Post Signing Period” shareholders’ equity includes an accrual of expected dividends of $0.7 million.

Reconciliation of Tangible Book Value to Adjusted Tangible Book Value
(unaudited)

$m	Q4’19	Q1’20 Pre Signing Period	Q1’20 Post Signing Period	Q1’20 Full Quarter	Q2’20 Post Signing Period
Shareholders’ equity	$234.7	$239.9	$297.1	$297.1	$312.3
Intangible assets	(24.2)	(22.4)	(21.2)	(21.2)	(20.8)
Tangible Book Value	$210.5	$217.5	$276.0	$276.0	$291.5

Foreign currency translation adjustment	0.0	7.4	14.7	14.7	11.1
Adjusted Tangible Book Value	$210.5	$224.9	$290.6	$290.6	$302.6

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date May 8, 2020	GAIN CAPITAL HOLDINGS, INC.

	By:	/s/ Nigel Rose
		Name:	Nigel Rose
		Title:	Chief Financial Officer